Exhibit 5.1

August 13, 2013
The Medicines Company
8 Sylvan Way
Parsippany, New Jersey 07054

Re:          Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-190568) (the “Registration Statement”) filed by The Medicines Company, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate initial offering price, as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus”); and (ii) the prospectus supplement, dated August 13, 2013 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) relating to the issuance and sale pursuant to the Registration Statement of 5,785,123 shares of Common Stock and up to 6,652,891 shares of Common Stock issuable upon exercise of an over-allotment option granted by the Company (the “Shares”).

The Shares are to be issued and sold by the Company pursuant to the underwriting agreement, dated as of August 13, 2013 (the “Underwriting Agreement”), among the Company and the several Underwriters named in Schedule I to the Underwriting Agreement for whom J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, the form of which has been filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, to be filed on August 14, 2013.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares pursuant to the Underwriting Agreement.  We have examined a signed copy of the Registration Statement and a copy of the Prospectus Supplement, each as filed with the Commission.  We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, including committees thereof, of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

The Medicines Company August 13, 2013 Page 2

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issue and sale of the Shares and to the use of our name in the Prospectus Supplement under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Stuart M. Falber
Stuart M. Falber, a Partner